UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

Frélii, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 North Thanksgiving Way Suite 100, Lehi, UT 84043

(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Equity Purchase Agreement and Registration Rights Agreement

On February 7, 2020 (the “Closing Date”), Frélii, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Crown Bridge Partners, LLC, a New York limited liability company (the “Investor”) pursuant to which the Investor committed to purchase up to $2,500,000 (the “Maximum Amount”) of the Company’s common stock, par value $0.001 (the “Common Stock”) (the “Financing”). In connection with the Financing, on the Closing Date, the Company and the Investor also entered into a Registration Rights Agreement (the “Registration Rights Agreement”).

Upon filing and effectiveness of the Company’s Registration Statement on Form S-1 and provided other closing conditions are met, from time to time over the term of the Purchase Agreement, the Company shall have the right, but not the obligation, to direct the Investor to purchase shares of Common Stock (the “Put Shares”) in a minimum amount of not less than $10,000, and a maximum amount of $175,000, provided that the number of Put Shares shall not exceed 200% of the Average Daily Trading Volume (as defined in the Purchase Agreement). At any time and from time to time during the 3-year term of the Purchase Agreement (the “Commitment Period”), the Company may deliver a notice to Investor (the “Put Notice”) and shall deliver the Put Shares to Investor via DWAC (as defined in the Purchase Agreement) within two Trading Days (as defined in the Purchase Agreement). The purchase price (the “Purchase Price”) for the Put Shares shall equal 82% of the lesser of (i) the lowest daily volume weighted average price on the Principal Market (as defined in the Purchase Agreement) (as reported by Bloomberg Finance L.P.) during the ten Trading Days immediately following the date the Investor receives the Put Shares via DWAC associated with the applicable Put Notice; and (ii) the lowest traded price of the Common Stock during the period of five (5) Trading Days following the Clearing Date (as defined in the Purchase Agreement) associated with the applicable Put Notice (the “Valuation Period”). The closing of a Put Notice shall occur within three trading day following the end of the respective Valuation Period, whereby (i) the Investor shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds and (ii) Investor shall return surplus Put Shares if the value of the Put Shares delivered to the Investor causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to Investor within ten trading days of a prior Put Notice. The “Investment Amount” means the aggregate Purchase Price for the Put Shares purchased by the Investor, minus clearing costs payable to the Investor’s broker or to the Company’s transfer agent for the issuance of the Put Shares (the “Clearing Costs”).

The right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) the Company’s Registration Statement on Form S-1 registering for resale by the Investor of the Put Shares and Commitment Shares (the “Registration Statement”) being declared effective by the U.S. Securities and Exchange Commission, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Purchase Agreement in all material respects, (iv) no suspension of trading or delisting of Common Stock, (v) limitation of the Investor’s beneficial ownership to no more than 9.99%, (vi) the Company maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the lowest traded price of Common Stock in the twenty-five (25) Trading Days immediately preceding the respective Put Shares must exceed $0.01.

At Closing, the Company issued to the Investor a convertible promissory note in the principal amount of $25,000 to the Investor for its commitment to enter into the Purchase Agreement (the “Commitment Note,” and together with the Purchase Agreement and Registration Rights Agreement, the “Transaction Documents”). The Commitment Note shall be earned in full upon the execution of this Purchase Agreement, and the issuance of the Commitment Note is not contingent upon any other event or condition, including but not limited to the effectiveness of the Registration Statement or the Company’s submission of a Put Notice to the Investor. In addition, the Investor shall withhold $5,000 from the Investment Amount with respect to the first Put under this Agreement for reimbursement of Investor’s expenses relating to the preparation of this Agreement.

Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file the Registration Statement by March 23, 2020.

Pursuant to the terms of the Purchase Agreement and to satisfy the reserve obligation in the Commitment Note, the Company is required to reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least three times the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents

While the Company has the obligation to maintain such reserve while the Purchase Agreement is effective, the Company does not have the obligation to sell any Put Shares to the Investor. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

The Transaction Documents contain customary affirmative and restrictive covenants and representations and warranties, as well as customary indemnification obligations by each party.

With regard to the purchase and resale of the Put Shares, the Investor is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any broker-dealers or agents that are involved in resales of the Put Shares may be deemed “underwriters.” The Company will receive net proceeds from the sale of the Put Shares directly to the Investor pursuant to the Purchase Agreement, however, the Company will not receive any proceeds from the resale of the Put Shares by the Investor thereafter.

The Transaction Documents contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such documents, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are only summaries of the material terms of such agreements and do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Redeemable Promissory Note

The Company issued a Convertible Promissory Note with the Investor (the “Note”), whereby the Investor purchased the Note from the Company, for a purchase price of $67,000 (the “Purchase Price”) in the principal amount of $75,000. The Purchase Price was funded on February 7, 2020, pursuant to a Securities Purchase Agreement containing such representations, warranties and covenants as are typical for a transaction of this nature.

The Note is due and payable on July 30, 2020 (the “Maturity Date”) and entitles the holder to 10% interest per annum. Investor shall have the right at any time to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of common stock at a conversion price equal to $0.25.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties.

The foregoing provides only a brief description of the material terms of the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the form of the Note, filed as an exhibit to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Convertible Redeemable Note Agreement, dated February 3, 2020, issued by the Company to the Investor.
4.2*	Form of Convertible Promissory Note, dated January 30, 2020, issued by the Company to the Investor.
10.1*	Form of Equity Purchase Agreement, dated February 7, 2020, by and between the Company and the Investor.
10.2*	Form of Registration Rights Agreement, dated February 7, 2020, by and between the Company and the Investor.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc.

Date: February 13, 2020	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer